Calculation of Filing Fee Tables
S-8
Grab Holdings Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Ordinary Shares and Class B Ordinary Shares	Other	200,000,000	$ 4.225	$ 845,000,000.00	0.0001531	$ 129,369.50
Total Offering Amounts:						$ 845,000,000.00		$ 129,369.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 129,369.50
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S8 (this Registration Statement) shall also cover any additional Class A ordinary shares (the Class A Shares) or Class B ordinary shares (the Class B Shares, and, collectively with the Class A Shares, the Ordinary Shares) of Grab Holdings Limited (the Registrant) that become issuable under future awards under the Grab Holdings Limited Second Amended and Restated 2021 Equity Incentive Plan (the Second Amended and Restated 2021 Plan) being registered on this Registration Statement, by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrants receipt of consideration, which results in an increase in the number of the Registrants outstanding Class A Shares or Class B Shares, as applicable. (2) Represents 200,000,000 Ordinary Shares additionally reserved for future issuance under the Second Amended and Restated 2021 Plan and being registered on this Registration Statement, which may be in the form of either Class A Shares or Class B Shares (each of which is convertible into one Class A Share). Pursuant to the Second Amended and Restated 2021 Plan, all future awards thereunder shall be for Class A Shares, except for (i) awards to the Registrants Chief Executive Officer and Chairman, Anthony Tan, co founder Tan Hooi Ling (who no longer holds any position at Grab), and former President Maa Ming Hokng, which shall be for Class B Shares; and (ii) awards to members of the Registrants Executive Committee from time to time, which may be in the form of Class B Ordinary Shares and or Class A Ordinary Shares. See the section titled Explanatory Note of this Registration Statement. (3) Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $4.225, the average of the high and low prices of the Class A Shares as reported on the Nasdaq Stock Market (Nasdaq) on March 10, 2025.